Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
2/7/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
92343VAK0
Verizon Communications, Inc.
JP Morgan
Barclays Capital; CGM; JP Morgan; Bear Stearns & Co.; Blalock Robert; Credit Suisse; GS&CO; Loop Capital Markets, Mitsubishi Securities; Wachovia Securities; Williams Capital Group; Goldman Sachs & Co.
Goldman Sachs & Co.
2225000
1750000000
99.051
99.051
0.875%
5/1/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
171232AS0
Chubb Corp
Smith Barney
Goldman Sachs & Co.; Citigroup Global Markets; Merrill Lynch; ABN AMRO; BOA Securities; Blalock Robert Van; BNY Capital Markets; Credit Suisse; DB Securities; HSBC Securities; JP Morgan; Lehman Bros.; UBS Securities; Wachovia Securities; Williams Capital Group
Goldman Sachs & Co.
50000
600000000
98.814
98.814
0.875%
4/21/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
172967ER8
Citigroup, Inc.
Smith Barney
Goldman Sachs & Co.; Citigroup Global Markets; DB Securities; Lehman Bros.; Merrill Lynch; BOA Securities LLC; Barclays Capital ; BNP Paribas; Credit Suisse Securities USA; Greenwich Capital Markets; RBC Capital Markets; TD Securities; Guzman & Co.; Jackson Securities; Loop Capital markets; Muriel Siebert; Sandler O'Neill
Goldman Sachs & Co.
150000
6000000000
100.00
100.00
1.000%
5/28/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
87927VAV0
Telecom Italia Capital
Lehman Brothers
Goldman Sachs & Co.;Lehman Brothers; Merrill Lynch; JP Morgan
Goldman Sachs & Co.
200000
1000000000
100.00
100.00
0.875%
5/12/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
828807BZ9
Simon Property GP LP
Smith Barney
BOA Securities; Citigroup; DB Securities; Goldman Sachs
Goldman Sachs & Co.
175000
800000000
99.886
99.886
0.45%
6/17/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
884903BB0
Thomson Reuters
Barclays
Barclays Capital; JP Morgan; Morgan Stanley; RBS Greenwich Capital; BOA Securities; Merrill Lynch; RBC Capital Markets; Bank of Tokyo-Mitsubishi UFJ; DB Securities; HSBC Securities; Lehman Bros; Standard Chartered Bank; TD Securities; UBS Securities; Wachovia Securities; Goldman Sachs & Co. Goldman Sachs & Co.
225000
1000000000
99.084
99.084
0.50%
4/1/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
59156CAB7
Metlife Capital Trust
Deutsche Bank AG
Goldman Sachs & Co.; DB Securities, Inc.; JP Morgan; UBS Securities; CGM Inc.; Credit Suisse; Barclays; Lehman Bros; Morgan Stanley; Blalock & Co.; Guzman & Co.; Muriel Siebert & Co.; Samuel A. Ramirez & Co.; Toussaint Capital Partners; Utendhal Capital Partners and Williams Capital Group Goldman Sachs & Co.
300000
750000000
100.00
100.00
1.00%
4/1/2008
Core Bond
GUE3
Goldman Sachs Asset Management, L.P.
92343VAM6
Verizon Communications
Lehman Brothers
Goldman Sachs & Co.; BOA Securities; Lehman Brothers; Morgan Stanley; Citi; JP Morgan; Merrill Lynch & Co.; RBS Greenwich Capital; UBS Investment Bank; Wachovia Securities; Guzman & Co.; Loop Capital Markets; Mitsubishi UFJ Securities; RBC capital markets; Williams Capital Group, LP
Goldman Sachs & Co.
125000
1500000000
99.479
99.479
0.35%